UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2009

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF THOMAS L. MILLNER AS CHIEF EXECUTIVE OFFICER, PRESIDENT, AND A MEMBER OF THE BOARD OF DIRECTORS

On March 16, 2009, Cabela’s Incorporated (the “Company”) announced that its Board of Directors (the “Board”) elected Thomas L. Millner as Chief Executive Officer and President of the Company effective April 6, 2009.  Mr. Millner will succeed Dennis Highby, the Company’s current Chief Executive Officer and President, who will assume the position of a Vice Chairman of the Board and remain a member of the Board.  Upon becoming Chief Executive Officer and President, Mr. Millner will also become a member of the Board.

Mr. Millner, age 55, was the Chief Executive Officer of Remington Arms Company, Inc. (“Remington”), a leading manufacturer of firearms and ammunition, from April 1999 until March 13, 2009, and was a director of Remington from June 1994 until March 13, 2009.  From December 2008 until March 13, 2009, Mr. Millner also served as the Chief Executive Officer of Freedom Group, Inc. (“Freedom Group”), a holding company which directly or indirectly owns Remington and related companies.  Mr. Millner served as President of Remington from May 1994 to May 2007.  Mr. Millner is also a director of Stanley Furniture Company, Inc. and Lazy Days' R.V. Center, Inc.

A copy of the March 16, 2009, press release announcing Mr. Millner’s appointment as Chief Executive Officer, President, and a member of the Board is attached hereto as Exhibit 99.1.

During fiscal 2008, in the ordinary course of business and in accordance with its normal sourcing procedures, the Company purchased approximately $27 million in products from Freedom Group and its subsidiaries, including Remington.  The Company anticipates that it will, in the ordinary course of business and in accordance with its normal sourcing procedures, continue to purchase similar products from Freedom Group and its subsidiaries, including Remington, during fiscal 2009, in amounts similar to or greater than amounts paid in fiscal 2008.

EMPLOYMENT AGREEMENT WITH THOMAS L. MILLNER

In connection with his appointment, on March 13, 2009, the Company and Mr. Millner entered into an Executive Employment Agreement (the “Employment Agreement”).  The table below summarizes the key terms of the Employment Agreement.

Term	3-year term.

Position and Duties	Chief Executive Officer and President of the Company, reporting to the Board, and a member of the Board.

Base Salary	Not less than $800,000.

Bonus	For 2009, target of 100% of base salary with a maximum of 160% of base salary pro-rated from March 31 and based on the Company’s achievement of applicable business performance objectives.

Equity Awards

Initial Restricted Stock Units
92,166 restricted stock units pursuant to the inducement award exemption under the New York Stock Exchange rules (the “Inducement Award Exemption”), vesting as to one-third of the shares underlying the restricted stock units on March 13, 2010, March 13, 2011, and March 13, 2012, subject to continued employment; the initial restricted stock units are subject to the terms of the Restricted Stock Unit Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Annual Restricted Stock Units
46,083 initial annual restricted stock units pursuant to the Inducement Award Exemption, vesting as to one-third of the shares underlying the restricted stock units on March 13, 2010, March 13, 2011, and March 13, 2012, subject to continued employment; the initial annual restricted stock units are subject to the terms and conditions of the Restricted Stock Unit Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Annual Option Award
An initial annual non-qualified stock option award to purchase 111,720 shares of the Company’s common stock at an exercise price of $8.68 per share, the March 13, 2009, closing price of the Company’s common stock on the New York Stock Exchange, pursuant to the Inducement Award Exemption; the option has an 8-year term and vests as to one-third of the shares underlying the option on March 13, 2010, March 13, 2011, and March 13, 2012, subject to continued employment; the initial annual non-qualified stock option is subject to the terms and conditions of a Stock Option Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

Obligations of Company upon Termination

Good Reason, other than Cause	Subject to Mr. Millner’s execution of a release, upon termination of Mr. Millner’s employment by the Company without cause or by Mr. Millner for good reason, Mr. Millner is entitled to:

	•	Accrued and unpaid obligations (including base salary and unreimbursed business expenses);

•
Severance equal to the lesser of 2-years base salary or the amount of base salary Mr. Millner would have received through the end of the 3-year term of the Employment Agreement, provided, that the severance shall not be less than one year;

	•	Accelerated vesting of outstanding equity awards; and

	•	Pro-rated bonus based on the Company’s achievement of applicable business performance objectives.

Cause, other than for Good Reason
In the event Company terminates Mr. Millner’s employment for cause or Mr. Millner terminates employment without good reason, Mr. Millner is entitled to accrued, unpaid base salary, unreimbursed business expenses, and other items earned by and owed to Mr. Millner.

Disability	In the event of a termination of employment due to death or disability, Mr. Millner is entitled to accrued and unpaid obligations and pro-rated bonus.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  In addition, on March 19, 2009, the Company issued a press release regarding the equity awards granted to Mr. Millner under the Employment Agreement pursuant to the employment inducement award exemption of Section 303A.08 of the New York Stock Exchange Listed Company Manual.  A copy of this press release is attached hereto as Exhibit 99.2

OTHER AGREEMENTS WITH THOMAS L. MILLNER

In connection with his appointment, the Company and Mr. Millner also entered into a Proprietary Matters Agreement, Indemnification Agreement, and Management Change of Control and Severance Agreement.

Proprietary Matters Agreement.  On March 13, 2009, the Company and Mr. Millner entered into a Proprietary Matters Agreement that contains certain confidentiality, intellectual property, and non-solicitation provisions.  The foregoing description of the Proprietary Matters does not purport to be complete and is qualified in its entirety by reference to the Proprietary Matters Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Indemnification Agreement.  On March 13, 2009, the Company and Mr. Millner entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”).  The Indemnification Agreement provides Mr. Millner with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.  The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Management Change of Control Severance Agreement.  On March 13, 2009, the Company and Mr. Millner entered into the Company’s current form of Management Change of Control Severance Agreement (the “Change of Control Severance Agreement”).  Under the Change of Control Severance Agreement, if Mr. Millner is terminated without cause or resigns for good reason within twenty-four months of certain transactions resulting in a change in control, then Mr. Millner will be entitled to receive severance benefits equal to two years’ base salary and bonus, payable in a lump sum, and insurance benefits.  In addition, any unvested stock options, restricted stock units, and other equity awards that did not vest upon the change in control, will become fully vested and any non-competition and non-solicitation agreements the Company has with Mr. Millner will automatically terminate.  The Change of Control Severance Agreement also provides that to the extent any of the payments under such agreement would exceed the limitation of Section 280G of the Internal Revenue Code (the “Code”) such that an excise tax would be imposed under Section 4999 of the Code, Mr. Millner will receive an additional “gross up” payment to indemnify him for the effect of such excise tax.  The foregoing description of the Change of Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the form Change of Control Severance Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

EMPLOYMENT AGREEMENT WITH DENNIS HIGHBY

In connection with Dennis Highby’s transition to the position of a Vice Chairman of the Board, on March 18, 2009, the Company and Mr. Highby entered into an Executive Employment Agreement (the “Vice Chairman Employment Agreement”).  The table below summarizes the key terms of the Vice Chairman Employment Agreement.

Term	Through March 31, 2014.

Position and Duties	Vice Chairman of the Board, reporting to the Board, and a member of the Board.

Base Salary through June 30, 2009	Annual base salary of $721,924.

Bonus	For 2009, target of 100% of base salary with a maximum of 160% of base salary pro-rated through June 30 and based on the Company’s achievement of applicable business performance objectives.

Base Salary July 1, 2009, through March 31, 2014	Annual base salary of $288,963 plus annual consulting fees of $200,000.

Successful Transition Restricted Stock Units
Contingent upon Mr. Highby’s successful transition of his Chief Executive Officer and President duties, as determined by the Compensation Committee of the Board in its sole discretion, Mr. Highby will be entitled to a one-time successful transition restricted stock unit award equal to $288,963; such award, if any, will be made no later March 2010.

Obligations of Company upon Termination

Good Reason, other than Cause, Disability
Subject to Mr. Highby’s execution of a release, upon termination of Mr. Highby’s employment by the Company without cause or by Mr. Highby for good reason or as a result of Mr. Highby’s death or disability, Mr. Highby is entitled to:

	•	Accrued and unpaid obligations (including base salary and unreimbursed business expenses);

	•	Severance equal to the amount of base salary and bonus Mr. Highby would have received through the end of the term of the Vice Chairman Employment Agreement; and

	•	Accelerated vesting of outstanding equity awards.

Cause other than for Good Reason
In the event Company terminates Mr. Highby’s employment for cause or Mr. Highby terminates employment without good reason, Mr. Highby is entitled to accrued, unpaid base salary and consulting fees, unreimbursed business expenses, and other items earned by and owed to Mr. Highby.

The foregoing description of the Vice Chairman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 16, 2009, the Board amended the Company’s Amended and Restated Bylaws.  The Amended and Restated Bylaws were amended to allow for multiple Vice Chairmen of the Board.  The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	3	Amended and Restated Bylaws of Cabela’s Incorporated

	10.1	Executive Employment Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

	10.2	Restricted Stock Unit Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

	10.3	Stock Option Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

	10.4	Proprietary Matters Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

	10.5	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.18 of the Company’s Registration Statement on Form S-1, filed on March 23, 2004, Registration No. 333-113835)

	10.6	Form of 2009 Management Change of Control Severance Agreement

	10.7	Executive Employment Agreement dated March 18, 2009, between Cabela’s Incorporated and Dennis Highby

	99.1	Press release dated March 16, 2009

	99.2	Press release dated March 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 19, 2009	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3	Amended and Restated Bylaws of Cabela’s Incorporated

10.1	Executive Employment Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

10.2	Restricted Stock Unit Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

10.3	Stock Option Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L.Millner

10.4	Proprietary Matters Agreement dated March 13, 2009, between Cabela’s Incorporated and Thomas L. Millner

10.5	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.18 of the Company’s Registration Statement on Form S-1, filed on March 23, 2004, Registration No. 333-113835)

10.6	Form of 2009 Management Change of Control Severance Agreement

10.7	Executive Employment Agreement dated March 18, 2009, between Cabela’s Incorporated and Dennis Highby

99.1	Press release dated March 16, 2009

99.2	Press release dated March 19, 2009